EXHIBIT 99.1

             PRESS RELEASE OF MERIDIAN BANCORP, INC.

             MERIDIAN BANCORP, INC. CLARIFIES RUMOR

     Reading, Pa., Sept. 22, 1995 - In response to rumors, Meridian Bancorp, Inc. (NASDAQ/NMS: MRDN) confirmed that on September 27, 1995, it will conduct its regular annual Board Planning Retreat. At that meeting the Board of Directors normally reviews, with the assistance of outside professional advisors, the banking environment, the Company's strategic plan, and its strategic options including remaining independent, potential acquisitions by Meridian, and possible sale.

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                                                       PR #89-95